Exhibit 32
Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of FreightCar America, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Edward J. Whalen, President and Chief Executive Officer, and Joseph E. McNeely, Vice President, Finance, Chief Financial Officer and Treasurer, respectively, of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:
(1)	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2010	By:	/s/ Edward J. Whalen
Edward J. Whalen,
President and Chief Executive Officer

Date: November 9, 2010	By:	/s/ Joseph E. McNeely
Joseph E. McNeely,
Vice President, Finance and Chief Financial Officer

A signed copy of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.